Exhibit 99.1

For immediate release	For More Information: J. Bruce Hildebrand, Executive Vice President 325.627.7155

FIRST FINANCIAL BANKSHARES ANNOUNCES FIRST QUARTER EARNINGS RESULTS

ABILENE, Texas, April 19, 2018 – The Board of Directors of – First Financial Bankshares, Inc. (NASDAQ: FFIN) today reported earnings for the first quarter of 2018 of $34.52 million, up $7.92 million when compared with earnings of $26.60 million in the same quarter last year. Basic earnings per share were $0.51 for the first quarter of 2018 compared with $0.40 in the same quarter a year ago. The increase in net earnings and earnings per share in the current quarter when compared with the same quarter a year ago largely resulted from the recent enactment of tax legislation that reduced the corporate income tax rate from 35 percent to 21 percent. Without this adjustment, net earnings for the first quarter of 2018 would have been $30.26 million with an adjusted basic earnings per share of $0.45.

All amounts for the first quarter ended March 31, 2018, include the results of the Company’s recent acquisition of Commercial Bancshares, Inc. and its wholly-owned subsidiary, Commercial State Bank, Kingwood, Texas, which was effective January 1, 2018. As of the acquisition date, Commercial State Bank had total assets of approximately $390.20 million, total loans of approximately $271.50 million and total deposits of approximately $345.90 million.

Net interest income for the first quarter of 2018 was $65.45 million compared with $57.02 million in the same quarter of 2017. The net interest margin, on a taxable equivalent basis, was 3.88 percent for the first quarter of 2018 compared to 4.00 percent in the fourth quarter of 2017 and 4.03 percent in the first quarter of 2017. The decrease in the Company’s tax equivalent net interest margin in the current quarter when compared with the fourth quarter of 2017 and the first quarter of 2017 resulted from the change in corporate tax rate from 35 percent to 21 percent and the corresponding effect of that change on the Company’s tax exempt bond portfolio. Included in interest income for the first quarter of 2018 was $645 thousand, or four basis points in net interest margin, related to discount accretion from fair value accounting related to the Kingwood and Orange acquisitions.

The provision for loan losses was $1.31 million in the first quarter of 2018 compared with $1.44 million in the fourth quarter of 2017 and $1.95 million in the first quarter of 2017. Nonperforming assets as a percentage of loans and foreclosed assets totaled 0.66 percent at March 31, 2018, compared with 0.57 percent at December 31, 2017, and 0.90 percent at March 31, 2017. Classified loans totaled $124.06 million at March 31, 2018, compared to $117.21 million at December 31, 2017, and $122.62 million at March 31, 2017.

Noninterest income increased 14.74 percent in the first quarter of 2018 to $24.42 million compared with $21.29 million in the same quarter a year ago. Trust fees increased $887 thousand to $6.90 million in the first quarter of 2018 compared with $6.02 million in the same quarter last year, primarily due to continued growth in the fair value of Trust assets managed to $5.23 billion from $4.54 billion a year ago. ATM, interchange and credit card fees increased 13.50 percent to $7.00 million compared with $6.16 million in the same quarter last year due to continued growth in debit cards. Service charges on deposits increased 7.34 percent to $4.88 million compared with $4.55 million in the same quarter a year ago due to continued growth in net new accounts. In addition, a gain on sale of securities totaling $1.22 million was recorded in the first quarter of 2018 compared to $3 thousand in the same quarter of 2017. Offsetting these increases was a decrease in real estate mortgage fees of $484 thousand or 14.16 percent compared to the same quarter a year ago, partially due to a slowdown in refinance activity and the sale of the mortgage servicing portfolio in July 2017.

Noninterest expense for the first quarter of 2018 totaled $47.80 million compared to $42.15 million in the first quarter of 2017. The Company’s efficiency ratio in the first quarter of 2018 was 51.76 percent compared with 49.67 percent in the same quarter last year. The increase in noninterest expense in the first quarter of 2018 was primarily a result of an increase in salary and employee benefit costs to $26.20 million compared to $23.26 million in the same quarter a year ago, primarily driven by the acquisition of Commercial State Bank and annual merit based pay increases. Also included in noninterest expense in the first quarter of 2018 were technology contract termination and conversion related costs totaling $1.55 million related to the Commercial State Bank acquisition.

As of March 31, 2018, consolidated assets for the Company totaled $7.57 billion compared to $7.25 billion at December 31, 2017 and $6.93 billion at March 31, 2017. Loans totaled $3.75 billion at quarter end compared with loans of $3.50 billion at December 31, 2017, and $3.39 billion at March 31, 2017. Deposits totaled $6.19 billion at March 31, 2018, compared to $5.96 billion at December 31, 2017, and $5.66 billion at March 31, 2017. Shareholders’ equity rose to $969.81 million as of March 31, 2018, compared with $922.77 million at December 31, 2017, and $859.35 million at March 31, 2017.

“We are pleased to get off to a good start for 2018 with our first quarter earnings performance, especially in light of the additional expenses incurred to complete our acquisition of Commercial State Bank,” said F. Scott Dueser, Chairman, President and CEO. “We continue to see strong growth in trust fees and expect our recent acquisition of Commercial State Bank to contribute nicely to our bottom line. Also, we continue to visit with other potential acquisition candidates as well as working diligently on organically growing loans and deposits while reducing expenses to reward our shareholders, customers and employees even more.”

About First Financial Bankshares

Headquartered in Abilene, Texas, First Financial is a financial holding company that through its subsidiary, First Financial Bank, N.A., operates multiple banking regions with 72 locations in Texas, following the close of this acquisition, including Abilene, Acton, Albany, Aledo, Alvarado, Beaumont, Boyd, Bridgeport, Brock, Burleson, Cisco, Cleburne, Clyde, Conroe, Cut and Shoot, Decatur, Eastland, El Campo, Fort Worth, Fulshear, Glen Rose, Granbury, Grapevine, Hereford, Huntsville, Keller, Kingwood, Magnolia, Mauriceville, Merkel, Midlothian, Mineral Wells, Montgomery, Moran, New Waverly, Newton, Odessa, Orange, Palacios, Port Arthur, Ranger, Rising Star, Roby, San Angelo, Southlake, Stephenville, Sweetwater, Tomball, Trent, Trophy Club, Vidor, Waxahachie, Weatherford, Willis, and Willow Park. The Company also operates First Financial Trust & Asset Management Company, N.A., with seven locations and First Technology Services, Inc., a technology operating company.

The Company is listed on The NASDAQ Global Select Market under the trading symbol FFIN. For more information about First Financial Bankshares, please visit our website at http://www.ffin.com.

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Certain statements contained herein may be considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon the belief of the Company’s management, as well as assumptions made beyond information currently available to the Company’s management, and may be, but not necessarily are, identified by such words as “expect”, “plan”, “anticipate”, “target”, “forecast” and “goal”. Because such “forward-looking statements” are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from the Company’s expectations include competition from other financial institutions and financial holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses, and similar variables. Other key risks are described in the Company’s reports filed with the Securities and Exchange Commission, which may be obtained under “Investor Relations-Documents/Filings” on the Company’s Web site or by writing or calling the Company at 325.627.7155. Except as otherwise stated in this news announcement, the Company does not undertake any obligation to update publicly or revise any forward-looking statements because of new information, future events or otherwise.

FIRST FINANCIAL BANKSHARES, INC.

CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

(In thousands, except share and per share data)

	As of
	2018	2017
ASSETS	Mar. 31,	Dec 31,	Sept. 30,	June 30,	Mar. 31,
Cash and due from banks	$130,979	$209,583	$177,615	$163,435	$163,674
Interest-bearing deposits in banks	67,060	162,764	166,820	53,336	55,165
Interest-bearing time deposits in banks	1,458	1,458	1,458	1,458	1,707
Fed funds sold	—	—	—	3,740	3,840
Investment securities	3,276,193	3,087,473	2,885,483	2,964,618	3,018,393
Loans	3,747,081	3,500,699	3,491,346	3,457,679	3,386,141
Allowance for loan losses	(49,499)	(48,156)	(47,922)	(47,410)	(46,192)

Net loans	3,697,582	3,452,543	3,443,424	3,410,269	3,339,949
Premises and equipment	126,446	124,026	125,668	123,620	122,787
Goodwill	171,565	139,971	139,971	139,971	139,971
Other intangible assets	4,004	1,172	1,384	3,149	3,464
Other assets	92,162	75,725	67,341	83,796	81,420

Total assets	$7,567,449	$7,254,715	$7,009,164	$6,947,392	$6,930,370

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$2,111,116	$2,041,650	$1,949,174	$1,856,439	$1,827,609
Interest-bearing deposits	4,079,647	3,921,311	3,748,286	3,770,170	3,834,359

Total deposits	6,190,763	5,962,961	5,697,460	5,626,609	5,661,968
Borrowings	372,155	331,000	351,435	379,324	360,264
Other liabilities	34,717	37,986	53,713	54,017	48,784
Shareholders’ equity	969,814	922,768	906,556	887,442	859,354

Total liabilities and shareholders’ equity	$7,567,449	$7,254,715	$7,009,164	$6,947,392	$6,930,370

	Quarter Ended
	2018	2017
INCOME STATEMENTS	Mar. 31,	Dec 31,	Sept. 30,	June 30,	Mar. 31,
Interest income	$69,082	$63,456	$62,554	$61,182	$58,783
Interest expense	3,633	2,562	2,866	2,097	1,763

Net interest income	65,449	60,894	59,688	59,085	57,020
Provision for loan losses	1,310	1,440	1,415	1,725	1,950

Net interest income after provision for loan losses	64,139	59,454	58,273	57,360	55,070
Noninterest income	24,423	22,302	24,260	23,170	21,286
Noninterest expense	47,798	44,096	43,964	43,775	42,152

Net income before income taxes	40,764	37,660	38,569	36,755	34,204
Income tax expense	6,245	9,167	9,195	8,500	7,605
Tax benefit from tax rate change	—	(7,650)	—	—	—

Net income	$34,519	$36,143	$29,374	$28,255	$26,599

PER COMMON SHARE DATA
Net income – basic	$0.51	$0.55	$0.44	$0.43	$0.40
Net income – diluted	0.51	0.54	0.44	0.43	0.40
Cash dividends declared	0.19	0.19	0.19	0.19	0.18
Book Value	14.34	13.93	13.69	13.41	12.99
Market Value	$46.30	$45.05	$45.20	$44.20	$40.10
Shares outstanding – end of period	67,612,760	66,260,444	66,223,957	66,170,312	66,131,832
Average outstanding shares – basic	67,527,010	66,191,995	66,140,518	66,100,089	66,073,399
Average outstanding shares – diluted	67,799,545	66,428,871	66,417,281	66,344,943	66,363,222

PERFORMANCE RATIOS
Return on average assets	1.84%	2.02%	1.65%	1.64%	1.57%
Return on average equity	14.74	15.79	12.95	12.94	12.74
Return on average tangible equity	17.82	18.70	15.38	15.48	15.34
Net interest margin (tax equivalent)	3.88	4.00	3.94	4.05	4.03
Efficiency ratio	51.76	49.37	48.71	49.32	49.67

FIRST FINANCIAL BANKSHARES, INC.

SELECTED FINANCIAL DATA (UNAUDITED)

(In thousands)

	Quarter Ended
	2018	2017
ALLOWANCE FOR LOAN LOSSES	Mar. 31,	Dec 31,	Sept. 30,	June 30,	Mar. 31,
Balance at beginning of period	$48,156	$47,922	$47,410	$46,192	$45,779
Loans charged off	(471)	(1,440)	(1,180)	(1,174)	(2,026)
Loan recoveries	504	234	277	667	489

Net recoveries (charge-offs)	33	(1,206)	(903)	(507)	(1,537)
Provision for loan losses	1,310	1,440	1,415	1,725	1,950

Balance at end of period	$49,499	$48,156	$47,922	$47,410	$46,192

Allowance for loan losses / period-end loans	1.32%	1.38%	1.37%	1.37%	1.36%
Allowance for loan losses / nonperforming loans	209.80	259.11	243.57	210.95	159.48
Net charge-offs / average loans (annualized)	—	0.14	0.10	0.06	0.18

SUMMARY OF LOAN CLASSIFICATION
Special Mention	$40,079	$37,079	$35,237	$27,999	$23,341
Substandard	83,976	80,131	86,057	89,609	99,280
Doubtful	—	—	—	—	—

Total classified loans	$124,055	$117,210	$121,294	$117,608	$122,621

NONPERFORMING ASSETS
Nonaccrual loans	$22,752	$17,670	$18,750	$21,489	$28,080
Accruing troubled debt restructured loans	514	627	668	672	695
Accruing loans 90 days past due	327	288	257	314	190

Total nonperforming loans	23,593	18,585	19,675	22,475	28,965
Foreclosed assets	1,276	1,532	2,401	2,245	1,553

Total nonperforming assets	$24,869	$20,117	$22,076	$24,720	$30,518

As a % of loans and foreclosed assets	0.66%	0.57%	0.63%	0.71%	0.90%
As a % of end of period total assets	0.33	0.28	0.31	0.36	0.44

OIL AND GAS PORTFOLIO INFORMATION
Oil and gas loans	$86,218	$60,164	$69,433	$70,187	$75,262
Oil and gas loans as a % of total loans	2.30%	1.72%	1.99%	2.03%	2.22%
Classified oil and gas loans	10,485	20,346	21,817	24,404	29,077
Nonaccrual oil and gas loans	1,460	1,414	1,569	2,860	3,208
Net charge-offs for oil and gas loans	—	—	—	50	—
Allowance for oil and gas loans as a % of oil and gas loans	3.64%	7.90%	6.03%	7.24%	6.59%

CAPITAL RATIOS
Common equity Tier 1 capital ratio	18.62%	18.66%	18.35%	17.79%	17.56%
Tier 1 capital ratio	18.62	18.66	18.35	17.79	17.56
Total capital ratio	19.76	19.85	19.54	18.97	18.72
Tier 1 leverage	10.98	11.09	10.84	10.79	10.60
Equity to assets	12.82	12.72	12.93	12.77	12.40

	Quarter Ended
	2018	2017
NONINTEREST INCOME	Mar. 31,	Dec 31,	Sept. 30,	June 30,	Mar. 31,
Trust fees	$6,904	$5,891	$6,040	$5,747	$6,017
Service charges on deposits	4,884	4,900	5,083	4,883	4,550
ATM, interchange and credit card fees	6,996	6,584	6,340	6,598	6,164
Real estate mortgage fees	2,933	3,613	3,891	4,188	3,417
Net gain on sale of available-for-sale securities	1,221	3	1,075	747	3
Net gain (loss) on sale of foreclosed assets	99	(8)	(11)	(72)	41
Net gain (loss) on sale of assets	(91)	(185)	(15)	(200)	4
Interest on loan recoveries	119	232	405	337	154
Other noninterest income	1,358	1,272	1,452	942	936

Total noninterest income	$24,423	$22,302	$24,260	$23,170	$21,286

NONINTEREST EXPENSE
Salaries and employee benefits, excluding profit sharing	$24,994	$22,760	$23,052	$22,508	$22,233
Profit sharing expense	1,209	1,661	1,091	957	1,026
Net occupancy expense	2,883	2,439	2,711	2,771	2,600
Equipment expense	3,516	3,369	3,294	3,665	3,437
FDIC insurance premiums	566	560	561	550	547
ATM, interchange and credit card expenses	2,143	1,935	2,001	1,803	1,713
Legal, tax and professional fees	2,807	2,580	2,396	2,526	2,478
Audit fees	411	338	356	379	419
Printing, stationery and supplies	486	567	449	536	438
Amortization of intangible assets	387	136	143	165	168
Advertising and public relations	1,575	1,689	1,527	1,576	1,544
Operational and other losses	566	553	1,081	574	985
Software amortization and expense	524	1,056	742	995	500
Other noninterest expense	5,731	4,453	4,560	4,770	4,064

Total noninterest expense	$47,798	$44,096	$43,964	$43,775	$42,152

TAX EQUIVALENT YIELD ADJUSTMENT	$2,467	$6,125	$6,312	$6,509	$6,550

FIRST FINANCIAL BANKSHARES, INC.

SELECTED FINANCIAL DATA (UNAUDITED)

(In thousands)

	Three Months Ended Mar. 31, 2018			Three Months Ended Dec. 31, 2017
	Average Balance	Tax Equivalent Interest	Yield / Rate	Average Balance	Tax Equivalent Interest	Yield / Rate
Interest-earning assets:
Fed funds sold	$6,215	$27	1.78%	$1,192	$5	1.52%
Interest-bearing deposits in nonaffiliated banks	160,399	613	1.55	186,355	645	1.37
Taxable securities	1,826,391	11,354	2.49	1,562,744	8,977	2.30
Tax exempt securities	1,352,235	12,559	3.72	1,405,327	16,259	4.63
Loans	3,748,561	46,995	5.08	3,483,939	43,695	4.98

Total interest-earning assets	7,093,801	$71,548	4.09%	6,639,557	$69,581	4.16%
Noninterest-earning assets	497,049			441,645

Total assets	$7,590,850			$7,081,202

Interest-bearing liabilities:
Deposits	$4,139,324	$3,519	0.34%	$3,795,808	$2,465	0.26%
Fed funds purchased and other borrowings	357,414	113	0.13	343,683	97	0.11

Total interest-bearing liabilities	4,496,738	$3,632	0.33%	4,139,491	$2,562	0.25%
Noninterest-bearing liabilities	2,144,065			2,033,580
Shareholders’ equity	950,047			908,131

Total liabilities and shareholders’ equity	$7,590,850			$7,081,202

Net interest income and margin (tax equivalent)		$67,916	3.88%		$67,019	4.00%

	Three Months Ended Sept. 30, 2017			Three Months Ended June 30, 2017
	Average Balance	Tax Equivalent Interest	Yield / Rate	Average Balance	Tax Equivalent Interest	Yield / Rate
Interest-earning assets:
Fed funds sold	$2,467	$9	1.43%	$5,229	$8	0.64%
Interest-bearing deposits in nonaffiliated banks	198,322	629	1.26	45,043	112	1.00
Taxable securities	1,492,246	8,074	2.16	1,494,187	8,343	2.23
Tax exempt securities	1,477,559	16,884	4.57	1,528,760	17,414	4.56
Loans	3,468,524	43,270	4.95	3,418,105	41,814	4.91

Total interest-earning assets	6,639,118	$68,866	4.12%	6,491,324	$67,691	4.18%
Noninterest-earning assets	431,070			428,245

Total assets	$7,070,188			$6,919,569

Interest-bearing liabilities:
Deposits	$3,728,442	$2,228	0.24%	$3,803,412	$1,930	0.20%
Fed funds purchased and other borrowings	524,357	638	0.48	372,910	167	0.18

Total interest-bearing liabilities	4,252,799	$2,866	0.27%	4,176,322	$2,097	0.20%
Noninterest-bearing liabilities	1,917,681			1,867,596
Shareholders’ equity	899,708			875,651

Total liabilities and shareholders’ equity	$7,070,188			$6,919,569

Net interest income and margin (tax equivalent)		$66,000	3.94%		$65,594	4.05%

	Three Months Ended Mar. 31, 2017
	Average Balance	Tax Equivalent Interest	Yield / Rate
Interest-earning assets:
Fed funds sold	$3,529	$2	0.23%
Interest-bearing deposits in nonaffiliated banks	134,556	274	0.83
Taxable securities	1,367,331	7,431	2.17
Tax exempt securities	1,529,610	17,561	4.59
Loans	3,369,599	40,065	4.82

Total interest-earning assets	6,404,625	$65,333	4.14%
Noninterest-earning assets	446,961

Total assets	$6,851,586

Interest-bearing liabilities:
Deposits	$3,808,933	$1,590	0.17%
Fed funds purchased and other borrowings	448,217	173	0.16

Total interest-bearing liabilities	4,257,150	$1,763	0.17%
Noninterest-bearing liabilities	1,747,532
Shareholders’ equity	846,904

Total liabilities and shareholders’ equity	$6,851,586

Net interest income and margin (tax equivalent)		$63,570	4.03%